Exhibit T3K

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

SCG Puerto Rico, Inc., (the “Corporation”), a corporation organized under the laws of the State of Delaware, by its Assistant Secretary does hereby certify:

1. That the Board of Directors of the Corporation by Unanimous Written Consent of the Board of Directors and the Sole Shareholder of the Corporation by Written Consent of the Sole Shareholder on July 22, 1999 passed resolutions declaring that the following changes and amendment in the Certificate of Incorporation be made.

RESOLVED, that Article One of said Certificate of Incorporation be amended to read as follows:

The name of the Corporation is Semiconductor Components Industries Puerto Rico, Inc.

IN WITNESS THEREOF, this certificate has been signed by its Assistant Secretary and its corporate seal affixed this 22nd day of July 1999.

By:	/s/ Carol Forsyte
Carol Forsyte
Assistant Secretary

State of Illinois	)
)ss.
County of Cook	)

Signed and sworn (or affirmed) to before me on this 22nd day of July 1999.

/s/ Laura C. Ramussen
Notary Public

CERTIFICATE OF INCORPORATION

OF

SCG PUERTO RICO, INC.

FIRST:	The name of the corporation is SCG Puerto Rico, Inc.

SECOND:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD:	The name of the corporation’s initial agent for service of process in the state of Delaware is:

The Corporation Trust Company
1209 Orange Street, New Castle County
Wilmington, DE 19801

FOURTH:	The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) with $.01 par value.

FIVE:	The name and mailing address of the incorporator are as follows:

	Name:	Virginia Wilhite
	Mailing Address:	1303 East Algonquin Road
Schaumburg, IL 60196

I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24th day of June, 1999.

/s/ Virginia Wilhite
Virginia Wilhite

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

Subscribed and sworn to before me this
24 day of June, 1999.

/s/ Kathleen M. Amato
Notary Public